UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

T Series Middle Market Loan Fund LLC
(Exact name of registrant as specified in its charter)

Delaware	27-0279273
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to that certain First Amendment to Revolving Credit Agreement, dated as of January 25, 2022 (the “Closing Date”) (the “First Amendment”), as amending that certain Revolving Credit Agreement, dated November 5, 2021 (as amended, restated, supplements or otherwise modified, including by the First Amendment, the “Credit Agreement”) by and among T Series Middle Market Loan Fund LLC, as Borrower (the “Borrower” and collectively with any additional Borrowers, including any Qualified Borrowers from time to time party hereto, the “Borrowers”), Commonwealth Bank of Australia, as Administrative Agent under the Credit Agreement (in such capacity, the “Administrative Agent”), as Lead Arranger, as the Letter of Credit Issuer and as a Lender. The First Amendment amends the credit agreement to, among other things, move to SOFR as the interest rate benchmark rate and include a the short-term increase in the Maximum Commitment in the amount of $100,000,000 for an aggregate Maximum Commitment of $425,000,000. The temporary increase maturity date is July 25, 2022. On such date, the Maximum Commitment will revert back to the initial $325,000,000.

The description above is only a summary of the material provisions of the First Amendment and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the company's Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2022	T Series Middle Market Loan Fund LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer